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                                                                    Exhibit 10.2


                    AGREEMENT OF SEVERANCE AND MUTUAL RELEASE
                    -----------------------------------------

         This Agreement of Severance and Mutual Release ("Agreement") is made this 1st day of July, 1998 between Patrick M. Holder ("Holder") and Lexford Residential Trust, a Maryland real estate investment trust (together with its predecessor by merger, Lexford, Inc., formerly known as Cardinal Realty Services, Inc., "Lexford Trust").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Holder and Lexford each desire to amicably agree to the terms of Holder's resignation and retirement, respectively, from all positions including, without limitation, as an employee, officer, director or trustee with Lexford Trust or any of its subsidiaries, affiliates or partnerships (collectively with Lexford Trust, "Lexford").

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and other good and valuable consideration exchanged by the parties hereto, the sufficiency of which to support each and every covenant herein is expressly acknowledged by the parties hereto, the parties agree as follows:

1.       Resignation.
--       ------------
         Holder, simultaneous with the execution and delivery hereof, has tendered his notice of retirement, effective July 1, 1998, as a Trustee of Lexford Trust, as well as his resignation, also effective July 1, 1998, as President and Chief Operating Officer and member of the Board of Directors of Lexford Trust's wholly owned subsidiary, Lexford Properties, Inc. ("LPI"), in which status he has heretofore served pursuant to that certain Employment Agreement between Holder and LPI dated August 1, 1996 (the "Employment Agreement"), which notice of retirement and resignation Lexford and LPI have accepted. To the extent not covered by the aforementioned notice or resignation, this Agreement shall serve as Holder's resignation from all positions with Lexford. Accordingly, the term of the Employment Agreement is hereby deemed terminated and the terms and provisions thereof, solely except those contained in Paragraph 8 which will remain in full force and effect according to their terms, are of no further force and effect.

2.       Final Compensation.
--       -------------------
         Lexford will pay to Holder, as severance compensation and in full consideration of Holder's release and covenants contained herein, the aggregate sum of Four Hundred Twenty-five Thousand Dollars ($425,000), payable in full seven (7) days following the execution and delivery hereof. Holder acknowledges that such payment to be made to him in accordance with this Paragraph 2 will be made net of applicable employee payroll withholding and other employee taxes. Holder acknowledges and agrees that the payment to be made to him pursuant to this Paragraph 2 will be made in full satisfaction of any and all obligations and liabilities which Lexford, LPI or any of their respective affiliates owes, or may owe, to Holder in respect of the Employment Agreement or any other agreements,
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documents, instruments or arrangements (whether written or verbal) existing between Holder and any of them. Such obligations satisfied hereby include, by way of example and not by way of limitation: (a) Lexford's prior obligations under the Employment Agreement to furnish Holder with any health and dental insurance, life insurance, disability insurance, retirement or other employee benefits of any kind, nature or description, it being understood and agreed that upon the execution and delivery of this Agreement all such obligations shall cease immediately and be of no further force and effect; provided, however, that nothing herein shall impact statutory obligations imposed by the Comprehensive Omnibus Budget Reconciliation Act; (b) Lexford Trust's obligations to Holder under that certain Registration Rights Agreement dated August 1, 1996, by and among Lexford Trust and the former shareholders of LPI, including Holder (the "Registration Rights Agreement"); and (c) the obligations of Lexford Trust and LPI (as successor by merger to Rexflor Acquisition Corporation), if any, remaining under that certain Merger Agreement dated August 1, 1996, by and among Lexford Trust, Rexflor Acquisition Corporation, LPI and LPI's former shareholders, including Holder (the "Merger Agreement").

3.       Standstill and Irrevocable Proxy.
--       ---------------------------------
         Lexford and Holder acknowledge and agree that, as of the date of this Agreement, Holder is the record and beneficial owner of 200,000 common shares of beneficial interest, par value $.01 per share, of Lexford (the "Common Shares"). In consideration of the payment made by Lexford to Holder hereunder and other good and valuable consideration provided for herein, Holder agrees that, without Lexford's prior written consent, he will not, during the period beginning on the date hereof and continuing through and including June 30, 1999 (the "Standstill Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of , directly or indirectly, any Common Shares or any securities, convertible into, exercisable or exchangeable for Common Shares, or (ii) enter into any swap or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in Clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities in cash or otherwise. In addition, Holder, simultaneous with the execution and delivery hereof, has executed and delivered to Lexford Trust his irrevocable proxy in the form of Exhibit "A" attached hereto and incorporated herein by reference. Holder covenants that he will not take any action designed to directly or indirectly defeat the intent of his irrevocable proxy, it being understood and agreed that so long as said proxy remains in effect, Holder will not exercise voting power over any Common Shares of Lexford Trust within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Holder acknowledges and agrees that upon termination of the Standstill Period, Holder will no longer be an affiliate of Lexford Trust and, therefore, he will be free to sell his Common Shares at that time, should he so choose, pursuant to provisions of Securities Act Rule 144. Accordingly, Holder will no longer require or benefit from the provisions of the Registration Rights Agreement as to which he and Lexford have granted a full mutual release herein.

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4.       Return of Equipment.
--       --------------------
         Holder may keep the laptop computer he used during his employment with Lexford; however, he must return all other equipment owned by Lexford, including, but not limited to, dictation equipment and will remove all personal effects from the office space he has occupied at Lexford's offices in Irving, Texas.

5.       Release by Employee.
--       --------------------
         (a) Holder, for himself and his dependents, successors, assigns, heirs, representatives, attorneys, executors and administrators (and his and their legal representatives of every kind), hereby completely and irrevocably discharges and releases Lexford and LPI, their respective officers, trustees, directors, employees, agents, shareholders, affiliates, subsidiaries, related entities, successors and assigns from any and all claims, demands, actions, causes of action and/or liability whatsoever involving any matter arising out of or in any way related, directly or indirectly, to (i) Holder's employment with LPI, including any positions with subsidiary or affiliate entities, compensation therefor, or the termination thereof, including, but not limited to, any claim for employment discrimination in violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., Ohio Revised Code Section 4112, Ohio Revised Code
Section 4101 and any other federal, state or municipal fair employment practice or discrimination laws, statutes or ordinances, (ii) the Merger Agreement; (iii) the Registration Rights Agreement; and (iv) any and all other matters, rights, claims, actions, suits, liens, debts, dues, damages or demands of every kind, whether or not referred to in this Agreement, arising, occurring, accruing or in existence on, or prior to, the date hereof. Holder agrees that he will not seek reinstatement or reemployment with Lexford or any affiliate thereof at any time in the future.
         (b) Holder further agrees and acknowledges that he (i) has been advised by Lexford to consult with legal counsel prior to executing this Agreement and the release provided for in this Section 5; (ii) has had an opportunity to consult with and has been advised by legal counsel of his choice; (iii) fully understands the terms of this Agreement; and (iv) enters into this Agreement freely and voluntarily and intending to be bound.

6.       Release by Lexford.
--       -------------------
         Except as provided in the immediately succeeding sentence Lexford Trust, on behalf of itself and its affiliated, related and subsidiary entities, successors and assigns (herein the "Corporate Releasors"), hereby completely and irrevocably releases and forever discharges Holder, his successors, assigns, heirs, representatives, attorneys, executors and administrators from any and all claims, demands, damages, actions and/or causes of action of any kind and every description, which the Corporate Releasors now have or may have had for, upon, or by reasons of any cause whatsoever, against Holder. This release shall not, however, apply to the obligations of Holder, arising under or evidenced by this Agreement or under Paragraph 8 of the Employment Agreement.

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7.       Continued Availability and Cooperation.
--       ---------------------------------------
         (a) Holder shall cooperate fully with Lexford and with Lexford's counsel in connection with any future actual or threatened litigation or administrative proceeding involving Lexford, its affiliated, related or subsidiary entities, its officers, directors, shareholders, employees, agents and representatives, and its successors or assigns that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Holder's employment by LPI (or any of its predecessors-in-interest).
         (b) Holder shall be reimbursed by Lexford for reasonable travel, lodging, telephone and similar expenses incurred in connection with any such cooperation required under Section 7(a) above, which Lexford shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any third party with whom Holder has a business relationship that provides remuneration to Holder. Holder shall not unreasonably withhold his availability for such cooperation.

8.       Successors and Binding Agreement.
--       ---------------------------------
         (a) This Agreement shall be binding upon and inure to the benefit of Lexford and any successor of or to Lexford, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of Lexford whether by purchase, merger, consolidation, reorganization or otherwise be assignable or delegable by Lexford.
         (b) This Agreement shall inure to the benefit of and be enforceable by Holder, his personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.
         (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 8(a) and 8(b) of this Agreement.
         (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in Section 8(a) of this Agreement, no third party shall have any rights hereunder.

9.       Confidentiality and Statements to Third Parties.
--       ------------------------------------------------
         (a) Except as otherwise required by law and except to the extent, and only to the extent, that Lexford has, publicly or disclosed, or will publicly disclose the terms of this Agreement due to its status as a reporting company under the Securities Exchange Act of 1934 and Holder's prior affiliate status, Holder will not disclose the terms of this Agreement to anyone other than members of his immediate family, his accountants, or his legal advisors, as necessary, and Holder will require that they and their agents take all reasonable steps to maintain the confidentiality hereof, except as otherwise required by law, and Lexford will further disclose the terms of this Agreement only to those persons (including employees of Lexford) with a genuine business interest in learning such information.

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         (b) Neither Holder nor Lexford shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting adversely on the character or business reputation of the other, but this provision shall not limit the ability or responsibility of either party to respond to the best of its knowledge to administrative or regulatory inquiries or to testify to the best of its knowledge in legal proceedings.
          (c) Holder agrees not to disclose, divuige, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, Lexford or any of Lexford's subsidiaries, affiliates or related entities, customer lists, product research, pricing information, Lexford's trade secrets or any other information that would provide Lexford's competitors with information about Lexford's methods, goals, or customers, it being acknowledged by Holder that all such information regarding Lexford's business and Lexford's subsidiaries, affiliates and related entities compiled or obtained by, or furnished to, Holder while Holder was employed by or associated with Lexford is confidential information and Lexford's exclusive property.

10.      Notices.
---      --------
         For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed (a) to Lexford (to the attention of its General Counsel) at its principal executive offices located at The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215, and (b) to Holder at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

11.      Governing Law.
---      --------------
         The validity, interpretation, construction and performance of this Agreement (and every other issue arising hereunder) shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

12.      Miscellaneous.
---      --------------
         Lexford and Holder hereby acknowledge and understand that:
         (a) Each has been afforded the opportunity to review and consider the terms of this Agreement for a period of forty-five (45) days;
         (b) Each has had the opportunity to receive counsel regarding their respective rights, obligations and liabilities;
         (c) Nothing in this Agreement is or shall be construed as an admission by Lexford of any breach of any agreement or any intentional or unintentional wrongdoing of any nature;
         (d) Neither Holder nor Lexford have made any representations concerning the terms or effects of this Agreement other than those contained in this Agreement and this Agreement may not be modified or terminated orally;
         (e) The terms of this Agreement are not effective or enforceable until seven (7) days after its execution, during which period Holder may revoke this Agreement;

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         (f) The benefits provided Holder herein are in excess of the benefits as to which he would otherwise be entitled;
         (g) The death or disability of Holder following the execution of this Agreement shall not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Holder and Lexford. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever; and
         (h) Except as provided for in this Agreement, all compensation and other payments due Holder as a result of his employment with Lexford have been paid in full and Holder is not entitled to any additional salary, bonus or other payments whatsoever.

13.      Entire Agreement.
---      -----------------
         This Agreement (together with the other documents and supporting information delivered simultaneously herewith) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supercede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

14.      Validity.
---      ---------
         The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

15.      Counterparts.
---      -------------
         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

16.      Captions and Sections Headings.
---      -------------------------------
         Captions and section headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

17.      Further Assurances.
---      -------------------
         Each party hereto shall execute such additional documents and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of the Agreement.

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         IN WITNESS WHEREOF, the undersigned parties have hereunto executed this
Severance Agreement and Mutual Release as of the day and date first above written.


WITNESSES:                                  LEXFORD RESIDENTIAL TRUST

/s/ Lynn M. Donaghy                         By:  /s/ John B. Bartling
---------------------------                      ---------------------------

/s/ Christine Gallion                       Its: President
---------------------------                      ---------------------------

/s/ Thomas Huth                                  /s/ Patrick M. Holder
---------------------------                      ---------------------------
                                                 Patrick M. Holder
/s/ Trisha Rhodes
---------------------------


         The undersigned, Sandra J. Holder is Holder's spouse, who has executed this Agreement to evidence her consent to the terms of this Agreement and the irrevocable proxy in the form attached hereto as Exhibit "A", each as executed and delivered by Holder, to the full extent of her interest in and to the foregoing or any legal rights affected thereby under the laws of the State of Texas or otherwise.


WITNESSES:

/s/ Thomas Huth                                 /s/ Sandra J. Holder
---------------------------                     ---------------------------
                                                Sandra J. Holder
/s/ Trisha Rhodes
---------------------------

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STATE OF Ohio           )
                        )       SS:
COUNTY OF Franklin      )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared John Bartling , known to me to be the President of Lexford Residential Trust; he did acknowledge that he executed the foregoing Agreement of said Maryland real estate investment trust and that the same was his free act and deed and the free act and deed of said Maryland real estate investment trust.


                                                     /s/ Bradley A. Van Auken
                                                     ---------------------------
                                                     Notary Public


STATE OF Texas          )
                        )       SS:
COUNTY OF Dallas        )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Patrick M. Holder, and he did acknowledge that he executed the foregoing Agreement and that the same was his free act and deed.


                                                     /s/ Barbara L. Lewis
                                                     ---------------------------
                                                     Notary Public


STATE OF Texas          )
                        )       SS:
COUNTY OF Dallas        )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Sandra J. Holder, and she did acknowledge that she executed the foregoing Agreement and that the same was her free act and deed.


                                                     /s/ Barbara L. Lewis
                                                     ---------------------------
                                                     Notary Public

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